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                                                                    EXHIBIT 23.2


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KPMG LLP                                                      TELEPHONE (604) 691-3000
CHARTERED ACCOUNTANTS                                         TELEFAX (604) 691-3031
BOX 10426 777 DUNSMUIR STREET                                 WWW.KPMG.CA
VANCOUVER BC V7Y1K3
CANADA
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ACCOUNTANTS' CONSENT

To the Directors of
Urban Juice & Soda Company Ltd.


We consent to the inclusion in the registration statement on Amendment 6 of Form S-4 dated November 10, 1999 of Urban Juice & Soda Company Ltd. of our report dated February 12, 1999, except as to note 2(a) which is as of April 12, 1999, relating to the consolidated balance sheets of Urban Juice & Soda Company Ltd. as of December 31, 1998 and 1997, the related consolidated statements of operations and deficit and changes in financial position for each of the years in the three year period ended December 31, 1998 and the related financial statement schedule, and to the use of our name, and the reference to our firm appearing under the heading "Experts" in the registration statement.



/s/ KPMG LLP



Chartered Accountants
Vancouver, Canada
November 10, 1999